SECURITY MUNICIPAL BOND FUND
FILE NO. 811-3225
CIK NO. 0000354185

EXHIBIT 77B:  Accountant's Report on Internal Control

                         Report of Independent Auditors

The Shareholders and Board of Directors
Security Municipal Bond Fund

In planning and  performing  our audit of the  financial  statements of Security
Municipal  Bond Fund  (the  Fund)  for the year  ended  December  31,  2001,  we considered its internal control,  including control  activities for safeguarding securities,  to determine our auditing  procedures for the purpose of expressing our opinion on the financial  statements and to comply with the  requirements of
Form N-SAR, not to provide assurance on the internal control.

The  management of the Fund is  responsible  for  establishing  and  maintaining internal control. In fulfilling this responsibility,  estimates and judgments by management  are  required to assess the expected  benefits and related  costs of internal control.  Generally,  controls that are relevant to an audit pertain to the entity's objective of preparing  financial  statements for external purposes that are fairly  presented in conformity  with accounting  principles  generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent  limitations  in any  internal  control,  error or fraud may occur and not be  detected.  Also,  projection  of any  evaluation  of  internal control to future  periods is subject to the risk that it may become  inadequate because of changes in  conditions  or that the  effectiveness  of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters
in  internal   control  that  might  be  material   weaknesses  under  standards
established  by the  American  Institute  of  Certified  Public  Accountants.  A
material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk  that  misstatements  caused  by error or fraud in  amounts  that  would be material in relation to the financial statements being audited may occur and not be  detected  within a timely  period  by  employees  in the  normal  course  of performing  their assigned  functions.  However,  we noted no matters  involving
internal  control  and  its  operation,   including  controls  for  safeguarding
securities,  that we consider to be material  weaknesses  as defined above as of
December 31, 2001.

This report is intended solely for the information and use of management and the
Board of Directors of the Fund and the Securities and Exchange Commission and is
not intended to be and should not be used by anyone  other than these  specified parties.

                                                               ERNST & YOUNG LLP

Kansas City, Missouri
February 8, 2002